 Exhibit 5.1

Akerman LLP Las Olas Centre II, Suite 1600 350 East Las Olas Boulevard Fort Lauderdale, FL 33301-2999 T: 954 463 2700 F: 954 463 2224

February 11, 2019

RumbleOn, Inc.
1350 Lakeshore Drive
Suite 160
Coppell, Texas 75019

Re:    RumbleOn, Inc.

Ladies and Gentlemen:

We have acted as counsel to RumbleOn, Inc., a Nevada corporation (the "Company"), in connection with the Underwriting Agreement dated February 7, 2019 (the “Underwriting Agreement”) by and between the Company and National Securities Corporation, as representative of the several underwriters named on Schedule 1-A to the Underwriting Agreement (the “Underwriters”), relating to the sale by the Company to the Underwriters of 1,110,000 shares (the “Firm Shares”) of the Company’s Class B Common Stock, par value $0.001 per share (the “Class B Common Stock”), and up to an additional 166,500 shares of Class B Common Stock (the "Additional Shares") at the Underwriters’ option. The Firm Shares and the Additional Shares are collectively referred to herein as the "Securities."

This opinion is being delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act of 1933, as amended (the “Securities Act”).

In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of the following:

a)
The Registration Statement of the Company on Form S-3 (File No. 333-225217) relating to the Securities (said Registration Statement in the form in which it became effective being referred to herein as the "Initial Registration Statement") filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act") and the general rules and regulations promulgated thereunder;

b)
The Registration Statement of the Company on Form S-3MEF (File No. 333-229529) relating to the Securities (said Registration Statement in the form in which it became effective being referred to herein as the “Rule 462(b) Registration Statement,” and, together with the Initial Registration Statement, the "Registration Statement") filed with the Commission under Rule 462(b) of the Securities Act;

c)
the prospectus, dated June 6, 2018, which forms a part of and is included in the Registration Statement;

d)
the prospectus supplement, dated February 7, 2019, relating to the offering of the Securities, in the form filed by the Company pursuant to Rule 424(b) under the Securities Act, which forms a part of and is included in the Registration Statement (the “Prospectus Supplement”);

e)
an executed copy of the Underwriting Agreement;

f)
the Articles of Incorporation of the Company dated October 24, 2013, as amended on February 13, 2017 and June 25, 2018, certified as true and complete by the Nevada Secretary of State on February 11, 2019;

g)
the Amended Bylaws of the Company, as in effect as of the date hereof, as certified by the Secretary of the Company; and

RumbleOn, Inc.
February 11, 2019

h)
certain minutes of the meetings of the Board of Directors of the Company and the Pricing Committee of the Board of Directors of the Company relating to the Registration Statement, the issuance of the Securities and related matters, as certified by the Secretary of the Company.

We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and such agreements, certificates and receipts of public officials, certificates of officers or other representatives of the Company and others, and such other documents as we have deemed necessary or appropriate as a basis for the opinions stated below.

In our examination, we have assumed the genuineness of all signatures, including endorsements, the legal capacity and competency of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as facsimile, electronic, certified or photostatic copies, and the authenticity of the originals of such copies. In making our examination of executed documents, we have assumed (i) that the parties thereto, other than the Company, had the power, corporate or other, to enter into and perform all obligations thereunder and (ii) the due authorization by all requisite action, corporate or other, and the execution and delivery by such parties of such documents, and the validity and binding effect thereof on such parties.

Based upon and subject to the foregoing, we are of the opinion that when the Securities have been delivered to and paid for by the Underwriters as contemplated by the Underwriting Agreement, the Securities will be duly authorized, validly issued, fully paid and non-assessable.

For purposes of this opinion, we assume the corporate laws of Nevada are substantially similar to the corporate laws of Florida and we express no opinion as to matters governed by laws of any jurisdiction other than Florida. We neither express nor imply any obligation with respect to any other laws or the laws of any other jurisdiction or of the United States. For purposes of this opinion, we assume that the Securities will be issued in compliance with all applicable state securities or blue sky laws.

We are opining only as to matters expressly set forth herein, and no opinion should be inferred as to any other matters. This opinion is rendered as of the date hereof and is based upon currently existing statutes, rules, regulations and judicial decisions. We disclaim any obligation to advise you of any change in any of these sources of law or subsequent legal or factual developments that affect any matters or opinions set forth herein.

We hereby consent to the filing of this opinion with the Commission as an exhibit to the Company’s Current Report on Form 8-K being filed on the date hereof and incorporated by reference into the Registration Statement. We also hereby consent to the reference to our firm under the caption “Legal Matters” in the Prospectus Supplement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder. This opinion is expressed as of the date hereof unless otherwise expressly stated, and we disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or of any subsequent changes in applicable laws.

Very truly yours,

/s/ Akerman LLP